Exhibit 10.20A

                      FIRST AMENDMENT TO
                     EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT is made and entered into as of the 10th day of June, 1998, between PAMECO CORPORATION, a Georgia corporation ("Pameco"), and GERALD V. GURBACK1 ("Executive").


                       W I T N E S S E T H:

     WHEREAS, Pameco and Executive entered into that certain
Employment Agreement, dated as of March 1,1996 (the "Agreement");
and

     WHEREAS, Pameco and Executive desire to amend the Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pameco and Executive hereby agree to amend the Agreement as follows:

     1. AMENDMENT TO SECTION 1. Section 1 of the Agreement is hereby amended to reflect the extension of the term of the Agreement through February 29, 2000 by deleting the phrase "for a term of three (3) years" and substituting in lieu thereof the phrase "for a term of four (4) years". Section 1 of the Agreement is hereby further amended by adding a new sentence before the last sentence as fo1lows: "In the event the Company decides not to renew this Agreement by giving written notice thereof to Executive as provided in this Paragraph 1 prior to the expiration of the initial or any renewal term of Executive's employment hereunder, Executive shall be entitled to severance pay commencing on the expiration of the initial or such renewal term, as the case may be, in an aggregate amount equal to his then current annual salary."

     2.  AMENDMENT TO SECTION 4.2.   Section 4.2 of the Agreement
is hereby amended by deleting the second sentence thereof in its entirety and substituting the following in lieu thereof: "In addition, Executive shall be entitled to four (4) weeks of annual vacation."

     3. AMENDMENT TO ARTICLE 4. Article 4 of the Agreement is hereby amended by adding a new Section 4.6 at the end of Article
4 as follows:

     "4.6 SPECIAL HEALTH INSURANCE PROVISIONS. (a) Upon any termination or expiration of Executive's employment with the Company for any reason whatsoever during the term of this Agreement, the Company shall give Executive the option between receiving continuation coverage for Executive (and, if applicable, his dependents) under the Company's group health plan in accordance with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA), or the alternative continuation coverage described in Section 4.6(b) below.

         b) Under the alternative continuation coverage, Executive and his dependents shall have the right to participate in the Company's group health plan until Executive reaches age sixty-five (65); provided, however that the right provided for in this Section 4.6(b) will terminate as to Executive and his dependents and be of no further force and effect as of the date Executive becomes eligible to participate under any other group health plan sponsored by a subsequent employer, whether or not Executive elects to participate in such plan. If Executive is terminated without Cause and is entitled to severance pay under this Agreement, then for as long as Executive receives severance pay, the Company shall pay all premiums for the Executive's and his dependents' participation in the Company's group health plan pursuant to this Paragraph 4.6(b). Immediately upon termination of the payment of severance pay, Executive shall be required to pay all premiums for continued participation in the Company's group health plan. If Executive is terminated for Cause, voluntarily leaves the employ of the Company, or his employment with the Company is terminated for any reason other than termination without Cause, then Executive shall be required to pay all premiums for his and his dependents' continued participation in the Company's group health plan pursuant to this Section 4.6(b).

         (c) The Company reserves the right to amend the Company's group health plan at any time, to change, reduce, or cease benefit coverages provided under the plan, and to change how such coverages are paid at any time; provided that in no event shall Executive's coverage under the Company's group health plan be less favorable than the coverage provided to the then active employees of the Company."

         4. ENTIRE AGREEMENT. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

         5. GOVERNING LAW. This Amendment has been executed and delivered in the State of Georgia, and the validity and effect of this Amendment shall be governed by and construed arid enforced in accordance with the laws of the State of Georgia

         6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the undersigned have executed this First
Amendment effective as of the day and year first above written.

                              PAMECO CORPORATION


                          By: /s/ Theodore R. Kallgren
                              Name:  Theodore R. Kallgren
                              Title:  VP, CFO




 /s/ Gerald V. Gurbacki
  Gerald V. Gurbacki